EXHIBIT 10.18(4)

ScotiaMocatta

                                                   May 21, 2003

AMI Doduco, Inc.
Murray Corporate Park
1003 Corporate Drive
Export, PA  15362

Re: Amendment to Silver Lease Agreement dated April 9, 1996 (as last amended November 3, 1997)

Reference is made to the subject Silver Lease Agreement between The Bank of Nova Scotia and AMI Doduco, Inc.

Please be advised that we have agreed to make the following amendment to the above Silver Lease Agreement as follows:

Section I. Negative Covenants in Appendix A is rewritten in its entirety to now read as follows:

      "I. Negative Covenants. Lessee covenants and agrees that, until the satisfaction in full of all of Lessee's obligations to Lessor hereunder, Lessee will not, directly or indirectly, (i) create, incur, assume or suffer to exist any pledge, lien, security interest or other encumbrance of any nature whatsoever, on any of the Material other than any security interest granted to Lessor; (ii) sell, lease, transfer or otherwise dispose of all or any portion of the Material, except in the ordinary course of its business; (iii) dissolve or liquidate; or (iv) guarantee or otherwise in any way become or be responsible for obligations of any other person. Notwithstanding the previous sentence, Lessee may from time to time guarantee the obligations of (1) Guarantor or other entities controlled by Guarantor, or (2) third parties, in the ordinary course of business which in the aggregate do not exceed $20,000,000 (twenty million dollars) at any one time; provided, that, the issuance of any such guarantees shall not, individually or in the aggregate, have a material adverse effect on the business or prospects of Lessee."

                                                                EXHIBIT 10.18(4)

All other terms and conditions of the Silver Lease Agreement are to remain in full force and effect. Please return a signed copy of this letter to us at the address shown above to indicate your agreement to the above amendment.

                                       Very truly yours,

                                       THE BANK OF NOVA SCOTIA


                                       By:      /s/ Joseph A. Lasiewski
                                                -----------------------------
                                                Joseph A. Lasiewski
                                                Director-Metals Operations


                                       By:      /s/ Randy M. Weinerman
                                                -----------------------------
                                                Randy M. Weinerman
                                                Senior Manager

AGREED:

AMI DODUCO, INC.

By:   /s/ Albert Thorp, III
   -----------------------------
Name:  Albert Thorp
Title: President and CEO